As filed with the Securities and Exchange Commission on September 19, 1996
                                                     Registration No.  333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        EQUITY CORPORATION INTERNATIONAL
             (Exact name of registrant as specified in its charter)

              Delaware                                     75-2521142
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation of organization)                    Identification No.)



     415 South First Street
     Suite 210
     Lufkin, Texas                                             75901
    (Address of Principal Executive Offices)                (Zip Code)


                        EQUITY CORPORATION INTERNATIONAL
                          1994 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                W. Cardon Gerner
                              Senior Vice President
                           and Chief Financial Officer
                        415 South First Street, Suite 210
                               Lufkin, Texas 75901
                     (Name and address of agent for service)

                                 (409) 631-8700
                     (Telephone number, including area code,
                              of agent for service)
                           ---------------------------


                         CALCULATION OF REGISTRATION FEE



                                                                                         Proposed
                                                                      Proposed            Maximum
                                                     Amount            Maximum           Aggregate         Amount of
                                                     to be          Offering Price       Offering        Registration
Title of Securities to be Registered (1)          registered (2)     Per Share (3)       Price (3)          Fee (2)
- -----------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share (4)          400,000            $31.8125        $12,725,000          $4,388
==============================================  ================  ================== ================  ================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) 900,000 shares of Common Stock, par value $.01 per share ("Common Stock"), were registered on Form S-8 (File No. 33-98052) on October 12, 1995 (to be adjusted to 1,350,000 shares of Common Stock after the dividend of .5 shares of Common Stock per issued and outstanding share of Common Stock payable on October 2, 1996 to stockholders of record on September 23, 1996) on which date a fee of $7,177 was paid, and 400,000 shares (600,000 shares giving effect to the stock dividend) are being registered herewith. Pursuant to Rule 429 under the Act, the Prospectus included herein shall relate to the 900,000 shares of the registrant's Common Stock previously registered.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Act, based upon the average of the high and low prices of a share of the registrant's Common Stock for September 16, 1996 on the Nasdaq National Market as reported in The Wall Street Journal on September 17, 1996.

(4) Includes preferred share purchase rights associated with the Common Stock. No separate fee is payable in respect of the registration of such preferred share purchase rights.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the
Company's registration statement on Form S-8 (No. 33-98052), as amended, originally filed with the Securities and Exchange Commission (the "Commission") on October 12, 1995, relating to the Equity Corporation International 1994 Long-Term Incentive Plan, as amended.


Item 8.  Exhibits.

Exhibit
Number            Description



   5.1 Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

   23.1 Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

   23.2           Consent of Coopers & Lybrand L.L.P.

   24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lufkin, State of Texas, on the 19th day of September, 1996.


                                  EQUITY CORPORATION INTERNATIONAL


                                  By:      /s/ James P. Hunter, III
                                           James P. Hunter, III
                                           Chairman of the Board,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              KNOW  ALL MEN BY  THESE  PRESENTS,  that  each of the  undersigned officers and directors of Equity Corporation International hereby constitutes and appoints James P. Hunter, III and W. Cardon Gerner, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.


                    Signature                                Title                                Date
          /s/ James P. Hunter, III                   Chairman of the Board,
    ----------------------------------------           President and Chief                  September 19, 1996
              James P. Hunter, III                      Executive Officer
                                                  (Principal Executive Officer)



              /s/ W. Cardon Gerner                  Senior Vice President and               September 19, 1996
     ----------------------------------------        Chief Financial Officer
                  W. Cardon Gerner                  (Principal Financial and
                                                       Accounting Officer)


              /s/ T. Craig Benson                            Director                       September 19, 1996
      ----------------------------------------
                  T. Craig Benson

              /s/ Jack T. Hammer                             Director                       September 19, 1996
      ----------------------------------------
                  Jack T. Hammer

              /s/ Thomas R. McDade                           Director                       September 19, 1996
      ----------------------------------------
                  Thomas R. McDade

              /s/ Kenneth W. Smith                           Director                       September 19, 1996
      ----------------------------------------
                  Kenneth W. Smith


                                  EXHIBIT INDEX

  Exhibit
  Number   Description
  ------   -----------


   5.1 Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

  23.1 Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

  23.2     Consent of Coopers & Lybrand L.L.P.

  24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).